UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2010, NexMed, Inc. (the “Company”) entered into a Sales Agreement with Brinson Patrick Securities Corporation (the “Sales Manager”) to issue and sell through the Sales Manager, as agent, up to $10,000,000 of common stock from time to time pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-165960).  Pursuant to the Sales Agreement, the Company has agreed to pay the Sales Manager a cash commission at a fixed rate of 4.5% of the gross sales price per share sold.  The Company has also agreed to provide the Sales Manager with customary indemnification rights under the Sales Agreement and to reimburse the Sales Manager for expenses in connection with the offering up to the limit set forth in the Sales Agreement.  Additional information regarding the Sales Agreement and the manner of distribution for the shares is set forth in the Company’s prospectus supplement, dated April 21, 2010, which will be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated as of April 21, 2010, by and between the Company and Brinson Patrick Securities Corporation

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: April 21, 2010